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                                                                   EXHIBIT 12.01

                            EQUITABLE RESOURCES, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                    SIX MONTHS ENDED JUNE 30,
                                                                    -------------------------
                                                                        2003         2002
                                                                    -----------   -----------
EARNINGS
Net Income before income taxes, discontinued
   operations, extraordinary items and cumulative
   effect of accounting changes                                      $ 139,249    $ 123,204
Minus: equity (earnings) loss of non consolidated investments
          and minority interest                                         (6,365)       2,810
Plus: fixed charges                                                     23,907       20,348
Minus: capitalized interest                                                (81)        (894)
Minus: investment tax credit amortization                                 (625)        (655)
                                                                     ---------    ---------
EARNINGS BEFORE INCOME TAXES, DISCONTINUED
   OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGES AND FIXED CHARGES                    $ 156,085    $ 144,813

FIXED CHARGES
Interest expense                                                     $  23,103    $  18,838
Plus: capitalized interest and allowance for borrowed
       funds used during construction                                       81          894
Plus: estimated interest component of rental expense                       225          230
Plus: amortization of original issue discount                              498          386
                                                                     ---------    ---------

FIXED CHARGES                                                        $  23,907    $  20,348

RATIO OF EARNINGS TO FIXED CHARGES                                        6.53         7.12

                                                                                           YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------------------------------
                                                                        2002         2001         2000        1999        1998 (a)
                                                                     ---------    ---------    ---------    ---------    ---------
EARNINGS
Net Income before income taxes, discontinued
   operations, extraordinary items and cumulative
   effect of accounting changes                                      $ 228,218    $ 239,531    $ 163,344    $ 108,486    $ (49,433)
Minus: equity (earnings) loss of non consolidated investments
          and minority interest                                         10,566      (26,101)     (25,161)      (2,863)      (2,667)
Plus: fixed charges                                                     41,265       44,268       80,112       42,262       45,512
Minus: capitalized interest                                             (1,400)      (2,000)      (3,300)      (4,600)      (2,700)
Minus: investment tax credit amortization                               (1,126)      (1,075)      (1,189)      (1,096)      (1,097)
                                                                     ---------    ---------    ---------    ---------    ---------
EARNINGS BEFORE INCOME TAXES, DISCONTINUED
   OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGES AND FIXED CHARGES                    $ 277,523    $ 254,623    $ 213,806    $ 142,189    $ (10,385)

FIXED CHARGES
Interest expense                                                     $  38,787    $  41,098    $  75,661    $  37,132    $  40,302
Plus: capitalized interest and allowance for borrowed
       funds used during construction                                    1,400        2,000        3,300        4,600        2,700
Plus: estimated interest component of rental expense                       389          483          436          684        1,019
Plus: amortization of original issue discount                              689          687          715         (154)       1,491
                                                                     ---------    ---------    ---------    ---------    ---------
FIXED CHARGES                                                        $  41,265    $  44,268    $  80,112    $  42,262    $  45,512

RATIO OF EARNINGS TO FIXED CHARGES                                        6.73         5.75         2.67         3.36          N/A

(a) Earnings were inadequate to cover fixed charges by $55,897 for the year ended December 31, 1998.